UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019 (March 4, 2019)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2019, the Compensation and Leadership Development Committee (the “Compensation Committee”) of ACI Worldwide, Inc.’s (the “Company”) Board of Directors granted awards of relative TSR performance shares (“rTSR Performance Share Awards”) and restricted share units (“RSUs”) as part of the 2019 long-term incentive plan (the “2019 LTIP”). Seventy-five percent of the grant date value of the Chief Executive Officer’s awards are in the form of rTSR Performance Share Awards and twenty-five percent of the grant date value of his awards are in the form of service-vesting RSUs. For each of the other following Named Executive Officers, fifty percent of the grant date value of their awards are in the form of rTSR Performance Share Awards and fifty percent of the grant date value of their awards are in the form of service-vesting RSUs. The RSUs and rTSR Performance Share Awards were awarded under the applicable award agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

	Number of RSUs (assumes 100% attainment of performance goals)	Grant Date Value of Targeted rTSR Performance Share Awards (assumes 100% attainment of performance goals)[1]

Philip G. Heasley, President and Chief Executive Officer	52,540	$5,212,500

Scott W. Behrens, Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer	33,263	$1,100,000

Craig S. Saks, Chief Operating Officer	31,751	$1,050,000

Daniel Frate, Senior Executive Vice President and Group President, ACI On-Demand P&L	25,703	$850,000

Carolyn Homberger, Senior Executive Vice President and Group President, ACI Global Sales	22,679	$750,000

Craig A. Maki, Executive Vice President, Chief Development Officer and Treasurer	11,340	$375,000

Dennis P. Byrnes, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	19,655	$650,000

[1]

The value of an rTSR Performance Share Award is based on a Monte-Carlo simulation model and such value is not available as of the date of this Current Report. The number of on-target rTSR Performance Share Awards awarded is determined by dividing the grant-date value denoted in the table by the value of an rTSR Performance Share Award.

rTSR Performance Share Awards under the 2019 LTIP are earned, if at all, based upon the relative performance of the trading price per share of the Company’s stock, over the three-year period of January 1, 2019 to December 31, 2021, against the S&P 400 Mid-Cap Index. Grantees will earn rTSR Performance Share Awards, if at all, based on a performance matrix that provides 50% of the on-target rTSR Performance Share Awards are earned for performance at the 25th percentile against the S&P 400 Mid-Cap Index, 95% of on-target value for performance at the 50th percentile, 100% of the on-target value for performance at the 55th percentile and 200% of on-target value at the 75th percentile against the S&P 400 Mid-Cap Index.

The RSUs and nonqualified stock options vest in three equal installments on the first, second and third anniversary of the grant date, subject to the recipient being employed with the Company on the vesting date.

rTSR Performance Share Awards and RSUs granted to the Chief Executive Officer will continue to vest upon the Chief Executive Officer’s retirement, which means the termination of the Chief Executive Officer’s employment with the Company, other than for cause or due to his death or disability, on or after the date on which the Chief Executive Officer has attained at least age 65 and completed at least 10 years of service with the Company; provided, that the Chief Executive Officer provides at least six months’ advance written notice to the Board of his intent to retire prior to the date of his termination of employment with the Company. As of the date of this Current Report, the Chief Executive Officer has met the age and service conditions for continued vesting upon his retirement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Restricted Share Unit Award Agreement CEO (RSUs)

10.2	Form of Performance Share Award Agreement CEO (rTSR Performance Share Awards)

10.3	Form of Restricted Share Unit Award Agreement (RSUs)

10.4	Form of Performance Share Award Agreement (rTSR Performance Share Awards)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

By:	/s/ David Kuhl
Name:	David Kuhl
Title:	Executive Vice President, Chief Human Resources Officer

Date: March 8, 2019